UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2013

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3102 Shawnee Drive, Winchester, Virginia		22601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

American Woodmark Corporation

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 18, 2013, American Woodmark Corporation (the “Company”) entered into a Third Amendment to the Revolving Line of Credit Note and Credit Agreement (together, the “Credit Facility”) with Wells Fargo Bank, National Association (“Wells Fargo”). The Company also terminated certain security arrangements related to the Credit Facility, and, as a result, was able to eliminate its restricted cash balance of $7.1 million.

The amendment to the Credit Facility:

1.	Extends the maturity date for borrowings outstanding under the Credit Facility from May 29, 2014 to December 31, 2015;

2.
Provides that all indebtedness and other obligations of the Company to Wells Fargo subject to the Credit Facility will continue to be secured by a security interest in substantially all of the Company’s assets, but that all other security agreements under the Credit Facility, and the related security interests, have been terminated. Among other things, this change eliminates the requirement that restricted cash and securities be held as security for the Company’s obligations to Wells Fargo. As a result, the Company’s restricted cash was reduced by $7.1 million;

3.	Establishes a borrowing base under the Credit Facility, such that outstanding borrowings under the Credit Facility may not exceed the lesser of:

•	$35 million; and

•	The sum of:

i.	75% of the Company’s eligible accounts receivable (as defined in the amendment);

ii.	50% of the Company’s eligible pre bill reserves (as defined in the amendment); and

iii.	Up to $20 million based on the appraised value of the Company’s equipment.

The amendment describes how the elements of the borrowing base will be calculated and requires that the Company periodically deliver certain borrowing base certificates and reports to Wells Fargo. If outstanding borrowings under the Credit Facility as of any date exceed the borrowing base, the Company must immediately pay down the outstanding borrowings in an amount equal to or greater than the amount of the excess. At March 18, 2013, $10 million of loans and $4.1 million of letters of credit were outstanding under the Credit Facility, against a borrowing base of $35 million;

4.
Eliminates a requirement that the Company maintain a minimum asset coverage ratio and adds a requirement that the Company maintain (i) at least $1.00 in net income for the fiscal quarter ending April 30, 2013 and (ii) at least $1.00 in net income on a rolling four-quarter basis for the fiscal quarter ending July 31, 2013; and

5.
Modifies certain negative covenants under the Credit Facility to permit the Company to incur up to $1.5 million in additional indebtedness and enter into a sale and leaseback arrangement in connection with the acquisition of new equipment for one of the Company’s manufacturing plants.

This description of the material terms of the amendment is qualified by reference to the full text of the amendment, which has been filed as an exhibit to this report and is incorporated herein in response to this Item.

ITEM 9.01.                     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

10.1	Third Amendment to Revolving Line of Credit Note and Credit Agreement, dated as of March 18, 2013, between the Company and Wells Fargo

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ JONATHAN H. WOLK	/s/ KENT B. GUICHARD

Jonathan H. Wolk	Kent B. Guichard
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: March 19, 2013	Date: March 19, 2013
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer